EXHIBIT A-6

                                     BY-LAWS
                                       OF
                              BANGOR VAR CO., INC.




                                   ARTICLE ONE

                                     OFFICES

     The principal office of this corporation shall be in the City of Bangor, Maine, at such place as the Board of Directors may from time to time designate, and the Company shall have and maintain such other offices as the Board of Directors may deem expedient.

                                   ARTICLE TWO
                                  STOCKHOLDERS

     Section 1. The Annual Meeting of the Stockholders shall be held on the fourth Tuesday in April of each year, or within sixty days thereafter, upon such date as the Board of Directors or the President of the Company may designate, for the election of a Board of Directors and for the transaction of any other business that may be brought before such meeting. In case of the failure for any cause to hold such meeting and election on said fourth Tuesday in April or within sixty days thereafter as above provided, said election may be held at any special meeting of the stockholders called for the purpose.


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     Section 2. Written or printed  notice  stating the place,  day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the clerk, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 3. For the purposes of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed sixty days. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any event to be not more than sixty days, and in case of a meeting of stockholders not less than 24 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.


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     If the stock  transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or of stockholders entitled to receive payment of a dividend, the date that notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 4. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 5. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the clerk of the corporation before or at the time of the meeting.

     Section  6.  Subject  to  the  provisions  of  any  applicable   law,  each
outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

                                  ARTICLE THREE
                               BOARD OF DIRECTORS

     Section 1. The business and affairs of the corporation shall be managed by its board of directors.


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     Section  2. The  number of  directors  of the  corporation  shall be three.
Directors shall be elected at the annual meeting of stockholders, and the term of office of each director shall be until the next annual meeting of stockholders and the election and qualification of his successor. Directors need not be residents of the State of Maine and need not be stockholders of the corporation.

     Section 3. A regular meeting of the board of directors shall be held without notice other than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the corporation in the absence of any designation in the resolution.

     Section 4. Special meetings of the board of directors may be called by or at the request of the president or any two directors, and shall be held at the principal office of the corporation or at such other place as the directors may determine.

     Section 5. Notice of any special meeting shall be given at least 48 hours before the time fixed for the meeting, by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, not less than three days prior to the commencement of the above-stated notice period. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose, of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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     Section 6. A  majority  of the number of  directors  fixed by these  bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 8. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

     Section 9. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the clerk of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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                                  ARTICLE FOUR
                                    OFFICERS

     Section l. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a clerk and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

     Section 2. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly elected and qualifies or until his death or until he resigns or is removed in the manner hereinafter provided.

     Section 3. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this corporation.


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     Section 6. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                  ARTICLE FIVE
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 1. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.


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                                   ARTICLE SIX
                                    DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law.

                                  ARTICLE SEVEN
                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE EIGHT
                                   AMENDMENTS

     These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board; provided, however, that the number of directors shall not be increased or decreased nor shall the provisions of Article Two, concerning the stockholders, be substantially altered without the prior approval of the stockholders at a regular or special meeting of the stockholders, or by written consent.